                                                                     EXHIBIT 2.9


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                                  PARTEL, INC.

                                     AND THE

                                  SHAREHOLDERS

                                       OF

                                  PARTEL, INC.



                              AS OF JANUARY 1, 2000

                                TABLE OF CONTENTS

                                                                                                                        Page
                                                                                                                        ----
1.   Definitions...........................................................................................................1

2.   Merger................................................................................................................1
     2.1.     Basic Transaction............................................................................................1
     2.2.     The Closing..................................................................................................8

3.   Representations and Warranties........................................................................................8
     3.1.     Representations and Warranties of the Shareholders...........................................................8
     3.2.     Representations, Warranties and Agreements of Each Shareholder..............................................19
     3.3.     Representations and Warranties of PentaStar.................................................................21
     3.4.     Survival of Representations.................................................................................22
     3.5.     Representations as to Knowledge.............................................................................22

4.   Pre-Closing Covenants................................................................................................22
     4.1.     General.....................................................................................................22
     4.2.     Operation and Preservation of Business......................................................................22
     4.3.     Full Access.................................................................................................23
     4.4.     Notice of Developments......................................................................................23
     4.5.     Exclusivity.................................................................................................23
     4.6.     Announcements; Securities Law Restrictions..................................................................23
     4.7.     Excluded Liabilities.  .....................................................................................23
     4.8.     Distribution of Excluded Assets.............................................................................23
     4.9.     Taxes On Distribution.......................................................................................24

5.   Post-Closing Covenants...............................................................................................24
     5.1.     Further Assurances..........................................................................................24
     5.2.     Transition..................................................................................................24
     5.3.     Cooperation.................................................................................................24
     5.4.     Confidentiality.............................................................................................24
     5.5.     Post-Closing Announcements..................................................................................24
     5.6.     Financial Statements........................................................................................24
     5.7.     Satisfaction of Liabilities.................................................................................25
     5.8.     Termination of Obligations..................................................................................25
     5.9.     Transfer Restrictions.......................................................................................25
     5.10.    Collection of Excluded Receivables..........................................................................26
     5.11.    Tax Returns.................................................................................................26
     5.12.    Defense of Litigation.......................................................................................27

6.   Conditions to Closing................................................................................................27
     6.1.     Conditions to Obligation of PentaStar.......................................................................27
     6.2.     Conditions to Obligation of the Shareholders................................................................28


                                      (i)

7.   Remedies for Breaches of This Agreement..............................................................................30
     7.1.     Indemnification Provisions for Benefit of PentaStar.........................................................30
     7.2.     Indemnification Provisions for Benefit of the Shareholders..................................................32
     7.3.     Matters Involving Third Parties.............................................................................32
     7.4.     Right of Offset.............................................................................................32
     7.5.     Other Remedies..............................................................................................32

8.   Termination..........................................................................................................33
     8.1.     Termination of Agreement....................................................................................33
     8.2.     Effect of Termination.......................................................................................34
     8.3.     Confidentiality.............................................................................................34

9.   Miscellaneous........................................................................................................34
     9.1.     No Third-Party Beneficiaries................................................................................34
     9.2.     Entire Agreement............................................................................................34
     9.3.     Succession and Assignment...................................................................................34
     9.4.     Counterparts................................................................................................35
     9.5.     Headings....................................................................................................35
     9.6.     Notices.....................................................................................................35
     9.7.     Governing Law...............................................................................................35
     9.8.     Amendments and Waivers......................................................................................35
     9.9.     Severability................................................................................................36
     9.10.    Expenses....................................................................................................36
     9.11.    Arbitration.................................................................................................36
     9.12.    Construction................................................................................................36
     9.13.    Incorporation of Exhibits...................................................................................37
     9.14.    Shareholders' Agent.........................................................................................37


                                      (ii)

     Exhibits:

     Exhibit 1.1(a)
     Exhibit 1.1(b)(A)
     Exhibit 1.1(b)(B)
     Exhibit 1.1(d)
     Exhibit 1.1(e)
     Exhibit 1.1(f)
     Exhibit 1.1(g)
     Exhibit 2.1(j)
     Exhibit 2.1(n)
     Exhibit 2.1(q)
     Exhibit 3.1(a)(i)
     Exhibit 3.1(a)(ii)
     Exhibit 3.1(b)(i)
     Exhibit 3.1(b)(ii)
     Exhibit 3.1(c)
     Exhibit 3.1(d)(i)(A)
     Exhibit 3.1(d)(i)(B)
     Exhibit 3.1(e)(i)
     Exhibit 3.1(e)(ii)
     Exhibit 3.1(e)(iii)
     Exhibit 3.1(f)(iii)
     Exhibit 3.1(f)(v)
     Exhibit 3.1(f)(vi)


                                     (iii)

     Exhibit 3.1(g)(i)(A)
     Exhibit 3.1(g)(i)(B)
     Exhibit 3.1(h)
     Exhibit 3.1(i)(i)
     Exhibit 3.1(i)(ii)
     Exhibit 3.1(k)
     Exhibit 3.1(l)
     Exhibit 3.1(m)(i)
     Exhibit 3.1(m)(iii)
     Exhibit 3.1(n)(i)
     Exhibit 3.1(n)(ii)
     Exhibit 3.1(o)(i)(A)
     Exhibit 3.1(o)(i)(B)
     Exhibit 3.1(s)
     Exhibit 3.1(t)
     Exhibit 3.2(a)(ii)
     Exhibit 3.2(a)(xi)
     Exhibit 3.3(b)(i)
     Exhibit 6.1(h)
     Exhibit 6.2(e)


                                      (iv)

     This Agreement and Plan of Merger is entered into as of January 1, 2000, among PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), Partel, Inc., an Arizona corporation (the "Company"), and Salvatore Parisi, Antoinette Parisi, Paul Parisi, Catherine Parisi, Kathy Kidd, Clayton Kidd and Linda M. Patterson (individually, a "Shareholder" and collectively, the "Shareholders").

                                    Recitals

                  A. The Shareholders own all of the issued and outstanding capital stock of the Company.

                  B. PentaStar desires to acquire certain business operations of the Company through a statutory merger of the Company with and into PentaStar, with PentaStar as the surviving entity (the "Transaction").

                  C. The Boards of Directors of each of PentaStar and the Company has determined that the Transaction is in the best interests of their respective corporations and shareholders.

                  D. It is intended that the Transaction will qualify as a reorganization under the provisions of Section 368(a)(1)(A) of the Code.

                  E. PentaStar and the Shareholders desire to make certain representations, warranties and agreements in connection with the Transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

                  NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2. Merger.

         2.1. Basic Transaction. Subject to the terms and conditions of this Agreement and the corporation laws of the states of Delaware and Arizona, at the Closing, but effective for economic and accounting purposes as of January 1, 2000 (the "Effective Date"), the Company will be merged with and into PentaStar (the "Merger") and the separate existence of the Company will cease and PentaStar will continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Merger will have all the effects provided by applicable law, including Sections 251 and 252 of the Delaware General Corporation Law and Arizona Revised Statutes Section 10-1101 et. seq. The terms of the Merger shall be as follows:

                  (a) General. At the Closing, the Shareholders will receive the consideration described in Section 2.1(k), and the Company Shares owned by the Shareholders will be canceled and will cease to represent any interest in the Company. As of the Closing Date, the stock transfer books of the Company will be closed and no transfer or issuance of shares of capital stock of the Company will be permitted.

                  (b) Certificate of Incorporation. At the Closing Date, the Certificate of Incorporation of PentaStar, as in effect immediately prior to the Closing Date, will continue to be the Certificate of Incorporation of the Surviving Corporation, and such Certificate of Incorporation may thereafter be amended as provided therein and by the Delaware General Corporation Law.

                  (c) Bylaws. At the Closing Date, the Bylaws of PentaStar, as in effect immediately prior to the Closing Date, will continue to be the Bylaws of the Surviving Corporation, and such Bylaws may thereafter be amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by the Delaware General Corporation Law.

                  (d) Directors. At the Closing Date, the directors of PentaStar immediately prior to the Closing Date will continue to be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

                  (e) Officers. At the Closing Date, the officers of PentaStar immediately prior to the Closing Date will continue to be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and the Delaware General Corporation Law until the earlier of his or her resignation or removal or until his or her successor is duly appointed and qualified, as the case may be.

                  (f) Properties and Liabilities. At the Closing Date, and after giving effect to the distribution of the Excluded Assets and the assumption of the Excluded Liabilities pursuant to Sections 4.7 and 4.8, all the properties, rights, privileges, powers, and franchises of the Company as of that date will vest in the Surviving Corporation, and all debts, liabilities, and duties of the Company will become the debts, liabilities, and duties of the Surviving Corporation.

                  (g) Documents. Subject to the terms and conditions in this Agreement, the parties shall prepare, sign, and acknowledge, in accordance with the Delaware General Corporation Law and the corporate laws of the State of Arizona, a certificate of merger (the "Certificate of Merger") and the plan and articles of merger (the "Plan and Articles of Merger") and deliver the Certificate of Merger to the Secretary of State of the State of Delaware for filing pursuant to the Delaware General Corporation Law on the Closing Date and the Plan and Articles of Merger to the Corporation Commission of the State of Arizona for filing pursuant to the Arizona Revised Statutes on the Closing Date, with subsequent publication and filing of an affidavit of publication in accordance with the terms of Arizona Revised Statutes Section 10-1105. The Merger shall be completed upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and of the Articles of Merger with the Corporation Commission of the State of Arizona, subject to publication and filing of an affidavit of publication, but shall be effective for economic and accounting purposes as of January 1, 2000. PentaStar agrees to file such documents with the Secretary of State of the State of Delaware and the Arizona Corporation Commission and thereafter to publish notice of the Merger and file an affidavit of publication with the Arizona Corporation Commission as required by Arizona law.

                  (h) Share Conversion. At the Closing Date, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of any corporation, each issued and outstanding share of capital stock of the Company will be converted into the right to receive a portion of the consideration payable pursuant to Section 2.1(k) determined by dividing the aggregate consideration so payable by the number of shares of capital stock of the Company outstanding at the Closing Date; provided, however, that each issued and outstanding share of the capital stock of the Company owned directly or indirectly by the Company as treasury stock, if any, will be cancelled and retired, and no cash, PentaStar Shares or other consideration shall be delivered or payable in exchange therefor. Each share of the capital stock of PentaStar issued and outstanding immediately prior to the Closing Date will remain issued and outstanding.

                  (i) No Fractional Shares. No certificates or scrip representing fractional shares of any class of PentaStar Shares will be issued pursuant to the Merger. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of PentaStar. In lieu of any such fractional shares of any class of PentaStar Shares each Shareholder entitled to receive PentaStar Shares in the Merger pursuant to this Agreement will be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the value of a PentaStar Share issuable pursuant to this Agreement (as set forth in Section 2.1(k) or, in the case of PentaStar Shares issued as part of the Earn-Out Amount, as determined pursuant to Section 2.1(n)) by the fractional interest in such PentaStar Shares to which such Person would otherwise be entitled.

                  (j) Certain Information. Attached as Exhibit 2.1(j) is a schedule of (A) expenses incurred by the Company (determined in accordance with GAAP) in connection with the Retained Operations during the period from the Effective Date to the Closing Date that have actually been paid prior to the Closing Date (estimated to the extent necessary), (B) sales commissions paid by the Company during such period in respect of cash received by the Company during such period relating to the Retained Operations, (C) cash receipts of the Company during such period relating to the Retained Operations (estimated to the extent necessary) and (D) a calculation of the estimated Net Cash Adjustment based on the information described in (A) through (C) above.

                  (k) Consideration. Subject to adjustment as provided in
Section 2.1(m), the aggregate consideration payable to the Shareholders pursuant to the Merger will be as follows: (a) cash in the amount of (1) $500,000, plus or minus (2) 50% of the estimated Net Cash Adjustment set forth on Exhibit 2.1(j) (the amount described in this clause (a) being referred to as the "Cash Portion" of the Purchase Price); plus (b) a number of shares of PentaStar Common Stock (rounded to the nearest whole share) determined by dividing (1) the sum of $500,000 plus or minus 50% of the estimated Net Cash Adjustment set forth on
Exhibit 2.1(j) by (2) the Fair Market Value of the PentaStar Common Stock as of the Closing Date (the "Closing Shares"); plus (c) the Earn-Out Amount payable pursuant to Section 2.1(n) (collectively the "Purchase Price"). The Purchase Price will be adjusted in accordance with Section 2.1(m), and will be payable and issuable to the Shareholders in accordance with the following percentages:

                                                  Number of
                                                   Company             Percentage of
                  Shareholder                    Shares Owned          Purchase Price
                  -----------                    ------------          --------------
         Salvatore and Antoinette Parisi             500                     41
         Paul and Catherine Parisi                   500                     41
         Kathy Kidd and Clayton Kidd                 109                      9
         Linda M. Patterson                          109                      9


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

On the Closing Date PentaStar will (i) pay to the Shareholders by wire transfer to an account or accounts designated by the Shareholders (in accordance with the percentages set forth above) the Cash Portion of the Purchase Price; and (ii) issue the Closing Shares to the Shareholders (in the percentages set forth above). On the Closing Date, the Shareholders will deposit the Closing Shares with the Escrow Agent pursuant to the Escrow Agreement. In addition, on the Closing Date, each Shareholder shall designate a number of Closing Shares, not less than 25% nor more than 50% of the total Closing Shares received by such Shareholder, to be subject to the Principal Shareholder's Escrow Agreement. The Principal Shareholder's Escrow Agreement provides that upon the occurrence of certain conditions, a Shareholder may receive a greater or lesser number of shares of PentaStar Common Stock than the number initially deposited with PentaStar pursuant to the Principal Shareholder's Escrow Agreement. The parties agree that any adjustment in the number of such shares will be treated as an adjustment to the Purchase Price. Because the Closing Shares will be held by the Escrow Agent pursuant to the Escrow Agreement, they will initially not be available for delivery to PentaStar as contemplated by the Principal Shareholder's Escrow Agreement. However, as soon as any such Closing Shares are released from the Escrow Agreement for delivery to any Shareholder, they shall be delivered to PentaStar until the number of Closing Shares so delivered for each Shareholder equals the number of Closing Shares designated by that Shareholder to be subject to the Principal Shareholder's Escrow Agreement. In the event that any such Closing Shares are delivered to PentaStar in satisfaction of the indemnification obligations of the Shareholders under this Agreement, or in satisfaction of any other obligation to PentaStar secured by such shares, the number of shares subject to the Principal Shareholder's Escrow Agreement for each Shareholder shall be proportionately reduced. The number of shares subject to the Principal Shareholder's Escrow Agreement for each Shareholder following such reduction shall be determined by multiplying the number of Closing Shares originally designated by such Shareholder to be subject to the Principal Shareholder's Escrow Agreement by a fraction, the numerator of which is the total number of Closing Shares owned by such Shareholder that remain in the Escrow Deposit after such delivery (plus any Closing Shares previously released from the Escrow Deposit for delivery to such Shareholder) and the denominator of which is the total number of Closing Shares issued to such Shareholder.

                  (l) Adjustment Financial Statements. Within 60 days after the Closing Date an audited balance sheet for the Company will be prepared as of December 31, 1999 (the "Audited Effective Date Balance Sheet") and delivered to PentaStar and the Shareholders. The Audited Effective Date Balance Sheet will be prepared by Arthur Andersen LLP in accordance with GAAP on a basis consistent with the historical accounting practices of PentaStar. The Audited Effective Date Balance Sheet will set forth, in addition to other items required by GAAP, a detailed listing of the liabilities of the Company as of the Effective Date. Within 60 days after the Closing Date, PentaStar shall also prepare (or cause Arthur Andersen LLP to prepare) and deliver to the Shareholders a schedule of expenses incurred by the Company (determined in accordance with GAAP) in connection with the Retained Operations during the period from the Effective Date to the Closing Date that were actually paid prior to the Closing Date, sales commissions paid by the Company during such period in respect of cash received by the Company during such period relating to the Retained Operations, and cash receipts of the Company during such period relating to the Retained Operations, together with a calculation of the Net Cash Adjustment. The Audited Effective Date Balance Sheet and such schedule are referred to collectively as the "Adjustment Financial Statements." PentaStar will pay the fees and expenses of Arthur Andersen LLP incurred in connection with the preparation of the Adjustment Financial Statements. Within 20 days after receipt of the Adjustment Financial Statements, each of PentaStar and the Shareholders will, in a written notice to the other either accept the Adjustment Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Adjustment Financial Statements and the estimated amounts of and reasons for such proposed adjustments.

PentaStar shall make the books of the Company available to the Shareholders' Agent for purposes of reviewing and verifying the Adjustment Financial Statements. The failure by PentaStar or the Shareholders to object to the Adjustment Financial Statements within such 20-day period will be deemed to be an acceptance by such Person of the Adjustment Financial Statements. If any adjustments to the Adjustment Financial Statements are proposed by PentaStar or the Shareholders within such 20-day period, the dispute shall be resolved as provided in Section 2.1(p).

                  (m) Post-Closing Adjustments to the Purchase Price.

                           (i) Within 10 Business Days after the later of the
acceptance of the Adjustment Financial Statements by PentaStar and the Shareholders or the resolution of any disputes under Section 2.1(p), as the case may be, the Purchase Price will be redetermined as provided in Section 2.1(k) based on the Net Cash Adjustment reflected in the Adjustment Financial Statements. An appropriate adjusting payment shall be made by PentaStar to the Shareholders or by the Shareholders to PentaStar, as the case may be, so that the Purchase Price actually paid by PentaStar equals the Purchase Price as so redetermined. Any such adjusting payment shall be made 50% in cash and 50% in PentaStar Common Stock, and for that purpose the PentaStar Common Stock shall be valued at its Fair Market Value as of the Closing Date. If an adjusting payment is due from PentaStar, the shares of PentaStar Common Stock included in the payment shall be delivered to the Shareholders and by the Shareholders to the Escrow Agent for addition to the Escrow Deposit. If an adjusting payment is due from the Shareholders, PentaStar and the Shareholders' Agent shall execute joint written instructions to the Escrow Agent to deliver the shares of PentaStar Common Stock included in such payment to PentaStar from the Escrow Deposit. If the Audited Effective Date Balance Sheet reflects Excluded Liabilities that existed as of the Effective Date (other than rent not then due and payable under the Premises Lease) that have not previously been paid by the Shareholders, such Excluded Liabilities shall be paid at the time the adjusting payment is made under this Section 2.1(m)(i), either by PentaStar out of the cash portion of any adjusting payment due from it hereunder or, if no such payment is due or if the cash portion of such payment is less than the unpaid Excluded Liabilities, by the Shareholders. If PentaStar has previously paid any such Excluded Liability, it shall be reimbursed for such payment at the time the adjusting payment is made under this Section 2.1(m)(i), either by offset against the cash portion of any adjusting payment due hereunder or, if no such payment is due or if the cash portion of such payment is less than the reimbursement amount, by the Shareholders.

                           (ii) As among themselves, the Shareholders will be
liable for all amounts payable by the Shareholders under this Section 2.1(m) in proportion to their ownership of Company Shares prior to the Closing. As between the Shareholders and PentaStar, the Shareholders will be jointly and severally liable for any amounts payable by the Shareholders under this Section 2.1(m). Any adjustment in the Purchase Price made under this Section 2.1(m) will be allocated as an adjustment to the consideration paid for the Company Shares.

                  (n) Earn-Out. In addition to the Cash Portion of the Purchase Price and the Closing Shares payable and issuable at the Closing pursuant to this Section 2.1, the Shareholders shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.1(n).

                           (i) PentaStar agrees that, during the Earn-Out
Period, it will conduct the Retained Operations in the Phoenix and Tucson, Arizona metropolitan area as a separate division of PentaStar with no other operations (the "Partel Division"). The operations of the Partel Division will be conducted in accordance with the cost structure set forth in
Exhibit 2.1(n) to this Agreement.

                           (ii) As soon as reasonably practicable after the end
of the Earn-Out Period, and in any event by April 30, 2001, PentaStar will cause the independent auditors who audit its financial statements for the year 2000 to prepare a separate income statement of the Partel Division for the Earn-Out Period (which need not be audited) in accordance with GAAP on a basis consistent with the historical accounting practices of PentaStar, and a written calculation of the Earn-Out Amount (collectively, the "Earn-Out Financial Statements"). PentaStar will promptly provide a copy of the Earn-Out Financial Statements to the Shareholders. Within 20 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Shareholders will, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial Statements and the estimated amounts of and reasons for such proposed adjustments. PentaStar shall make the books of the Partel Division (and, to the extent relevant, the books of PentaStar) available to the Shareholders' Agent for purposes of reviewing and verifying the Earn-Out Financial Statements. The failure by PentaStar or the Shareholders to object to the Earn-Out Financial Statements within such 20-day period will be deemed to be an acceptance by such Person of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Shareholders within such 20-day period, the dispute shall be resolved as provided in Section 2.1(p). The fees and expenses of the independent auditors for the preparation of the Earn-Out Financial Statements will be paid 50% by PentaStar and 50% by the Shareholders. Such fees and expenses shall not include any portion of the work done by PentaStar's auditors in connection with its annual audit.

                           (iii) Within 10 Business Days after the later of the
acceptance of the Earn-Out Financial Statements by PentaStar and the Shareholders or the resolution of any disputes under Section 2.1(p), as the case may be, PentaStar will pay the Earn-Out Amount, if any, to the Shareholders. The Earn-Out Amount shall be payable in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof; provided, however, that (A) at least 50% of the first $1,000,000 of the Earn-Out Amount shall be paid in cash and (B) the total amount of cash included in the payment of the Earn-Out Amount shall not be such as to cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code, as determined in good faith by PentaStar based on the advice of counsel. The per share value of the PentaStar Common Stock for that purpose shall be the remainder of (A) the Fair Market Value of the PentaStar Common Stock as of the date that the Earn-Out Amount is paid minus (B) the Company Increase. The cash portion of the Earn-Out Amount shall be paid by wire transfer to an account or accounts designated by the Shareholders. The certificates representing the shares of PentaStar Common Stock issued in payment of the Earn-Out Amount will be mailed to the Shareholders at their addresses for notice purposes under this Agreement.

                           (iv) In the event that PentaStar sells the operations
conducted by the Partel Division (whether separately or as part of the sale of all of the assets or operations of PentaStar, and whether in a sale of assets, by merger or otherwise) prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligations of PentaStar to pay the Earn-Out Amount as provided in this Section 2.1(n). In that event, the purchaser may pay the Earn-Out Amount in a combination of cash and such purchaser's common equity securities based on the fair market value of such securities on the relevant date as provided in this Section 2.1(n).

                  (o) Post-March Revenues. If PentaStar recognizes revenues (based on installation) after March 31, 2001 and prior to a PentaStar "valuation event" (as defined below) in respect of contracts entered into on or after November 1, 1999 and on or before October 31, 2000, PentaStar will pay to the Shareholders, as additional consideration for the Company Shares, an amount equal to four times the remainder of (i) the revenues so recognized minus (ii) all variable expenses (such as sales commissions) associated with such revenues. Amounts payable under this Section 2.1(o) shall be paid within 60 days after the end of the calendar quarter in which the related revenues are recognized by PentaStar. Each such payment shall be made, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof; provided, however, that the amount of cash included in such payments shall not be such as to cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code, as determined in good faith by PentaStar based on the advice of counsel. The per share value of the PentaStar Common Stock for that purpose shall be determined as provided in Section 2.1(n)(iii), calculated as of the date that the Earn-Out Amount was paid (or if no Earn-Out Amount was paid, as of April 30, 2001) rather than the date that such payment is made under this Section 2.1(o). For purposes of this Section 2.1(o), a PentaStar "valuation event" means the first to occur of (i) the sale of all or substantially all of the assets or of all of the outstanding stock of PentaStar, either by way of merger, acquisition or other method, or (ii) October 26, 2004. In no event shall the total amounts payable under Section 2.1(n) and this Section 2.1(o) exceed the amount that would have been payable under Section 2.1(n) if the revenues and expenses described in this
Section 2.1(o) had been included in Earn-Out Period EBITA. If PentaStar sells all or substantially all of the assets and operations of the Partel Division prior to a PentaStar valuation event, PentaStar shall require the purchaser to agree to assume the obligations of PentaStar to pay any amounts that may become due under this Section 2.1(o). In that event, the purchaser may pay such amount in a combination of cash and such purchaser's common equity securities based on the fair market value of such securities on the relevant dates as provided in this Section 2.1(o).

                  (p) Resolution of Disputes. If any adjustments to the Adjustment Financial Statements or the Earn-Out Financial Statements are proposed by PentaStar or the Shareholders pursuant to Section 2.1(l) or 2.1(n), PentaStar and the Shareholders will negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Shareholders will retain the Denver, Colorado office of BDO Seidman LLC to resolve such dispute, which resolution will be final and binding. The fees and expenses of BDO Seidman LLC will be paid 50% by PentaStar and 50% jointly and severally by the Shareholders, and BDO Seidman LLC will be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes will be resolved in accordance with GAAP on a basis consistent with the historical accounting practices of PentaStar, by choosing the position taken in the Adjustment Financial Statements or the Earn-Out Financial Statements, as the case may be, on the one hand, or the position of the objecting party under Section 2.1(l) or 2.1(n), on the other hand, without change, within 30 days of the expiration of the 20-day period described in
Section 2.1(l) or 2.1(n)(ii), as the case may be.

                  (q) Sublease. At the Closing, PentaStar, as sublessee, and Par.com, Inc., as sublessor, shall enter into the Sublease Agreement attached hereto as Exhibit 2.1(q) (the "Sublease"), whereunder PentaStar will sublease from Par.com, Inc. 25% of the Premises for a period of one year after the Closing Date. The Shareholders shall cause Par.com, Inc. to enter into the sublease at the Closing and shall make all necessary arrangements with the owner of the Premises to have the Premises Lease assigned to Par.com, Inc.

                  (r) Limitation on Shares. In no event shall the number of Shares of PentaStar Common Stock issued as part of the Purchase Price exceed 20% of the number of shares outstanding immediately prior to the Closing Date.

         2.2. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sherman & Howard L.L.C. at 9:00 a.m. Denver, Colorado time on March 17, 2000, or as soon thereafter as the conditions to closing set forth in Section 6 are satisfied (the date upon which the Closing actually occurs being referred to as the "Closing Date"). At the Closing, (i) the Shareholders will deliver to PentaStar the various certificates, instruments and documents referred to in Section 6.1 and (ii) PentaStar will deliver to the Shareholders the various certificates, instruments and documents referred to in Section 6.2.

3. Representations and Warranties.

         3.1. Representations and Warranties of the Shareholders. The Shareholders jointly and severally represent and warrant to PentaStar that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1).

                  (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, and is not required to be qualified to do business as a foreign corporation in any jurisdiction. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the articles of incorporation (certified by the Corporation Commission of the State of Arizona) and the bylaws of the Company, both as amended to date, which have been delivered to PentaStar by the Shareholders and are attached as Exhibits 3.1(a)(i) and 3.1(a)(ii), respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its articles of incorporation or bylaws. The minute books (which contain the records of all meetings of or actions by the shareholders, the board of directors, and any committees of the board of directors) and the stock certificate books and the stock record books of the Company, copies of which have been delivered to PentaStar by the Shareholders, are correct and complete.

                  (b) Ownership and Capitalization.

                           (i) The authorized capital stock of the Company
consists of 1,000,000 shares of common stock, no par value, divided into two classes as follows: 700,000 shares of voting common stock and 300,000 shares of nonvoting common stock. No shares of nonvoting common stock have been issued. Each Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax, the number of shares of voting common stock of the Company (the "Company Shares") set forth opposite such Shareholder's name in Section 2.1(k), and the Company Shares reflected in Section 2.1(k) constitute all of the issued and outstanding capital stock of the Company. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and nonassessable, with no personal Liability attaching to the ownership thereof. There is no authorized or outstanding stock or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares of the Company's capital stock or any treasury stock, and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to any capital stock of the Company. Except as set forth on Exhibit 3.1(b)(i), all of which the Shareholders shall cause to be terminated prior to the Closing, there are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls, or other commitments or restrictions of any character relating to any of the Shares, except those restrictions on transfer imposed by the Securities Act and applicable state securities laws.

                           (ii) Except as set forth on Exhibit 3.1(b)(ii), the
Company has no Subsidiaries and no capital stock, securities convertible into capital stock, or any other equity interest in any other corporation, partnership, limited partnership, limited liability company, association, joint venture or other Person. Each of the entities listed on Exhibit 3.1(b)(ii) is wholly-owned, directly or indirectly, by the Company, is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth on Exhibit 3.1(b)(ii), and is qualified to do business as a foreign corporation and is in good standing in the states set forth on Exhibit 3.1(b)(ii), which are the only jurisdictions in which the nature of the business conducted by it or the properties owned, leased or operated by it make such qualification necessary. No Person has any right to acquire any interest in any Subsidiary and there are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary. Each such Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (c) Authority; No Violation. Each Shareholder and each relative or affiliate of the Company or of a Shareholder who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, relative or affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements will when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, each such Shareholder, relative or affiliate who is a party thereto. Except as set forth on Exhibit 3.1(c), the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which the Company, any Shareholder, or any relative or affiliate of the Company or of any Shareholder who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such affiliate, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Shareholder, or of any such relative or affiliate pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Shareholder or any such relative or affiliate is a party or by which the Company, any Shareholder, or any such relative or affiliate or any of their respective assets and properties is bound or subject. Except for notices that will be given and consents that will be obtained by the Shareholders prior to the Closing (each of which is set forth in Exhibit 3.1(c)), neither the Company, any Shareholder, nor any such relative or affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

                  (d) Financial Statements; Absence of Liabilities. (i) Exhibit 3.1(d)(i)(A) consists of: (A) an unaudited statement of income for the Retained Operations for the fiscal year ended December 31, 1999, which has been prepared in accordance with GAAP with revenues based on installation dates, is in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and fairly presents the results of operations of the Company in all material respects for such fiscal year; (B) an unaudited statement of income for the Retained Operations for the fiscal year ended December 31, 1998, which has not been prepared in accordance with GAAP, but is in accordance with the books and records of the Company (which books and records are complete and correct in all material respects), and fairly presents the results of operations of the Retained Operations in all material respects for such fiscal year; (C) a detailed listing of all liabilities of the Company as of December 31, 1999, indicating separately the liabilities associated with the Excluded Operations and those associated with the Retained Operations, which has been prepared in accordance with GAAP on a basis consistent with the historical accounting principles of PentaStar and is complete and correct; (D) a list of all customer orders relating to the Retained Operations that had been received by the Company as of the Effective Date and on which any amount remained owing as of the Effective Date, whether or not such amount had been earned by performance or was otherwise then due ("Effective Date Orders"), which is correct and complete; and (E) a list, as of December 31, 1999, of all current assets (other than cash) used in, arising from or relating to the Retained Operations, which has been prepared in accordance with GAAP on a basis consistent with the historical accounting principles of PentaStar and is complete and accurate. As of December 31, 1999, the Company had no Liability other than those set forth on Exhibit 3.1(d)(i)(A). The expenses itemized on
Exhibit 3.1(d)(i)(B) and reflected in the income statements of the Retained Operations for the 12-month periods ended December 31, 1998 and 1999 will not be realized on an on-going basis after the Closing Date.

                           (ii) Since December 31, 1999, the Company has not
incurred or become subject to any Liability other than Liabilities incurred in the ordinary course of business consistent with past practices. As of the Closing, the Company will have no Liability (and there will be no basis for the assertion of any Liability), except for the Retained Liabilities.

                  (e) Absence of Certain Agreements, Changes or Events.

                           (i) The Company is not, except as set forth on
Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the Closing Date.

                           (ii) Except for loans from the Shareholders that are
included in the Excluded Liabilities, since December 31, 1999, the Company has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practices; (B) delayed or postponed the payment of accounts payable or other Liabilities beyond stated, normal terms; (C) sold or otherwise transferred any of its assets or properties (other than the Excluded Assets); (D) cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $5,000 in the aggregate or accelerated the collection of any account or note receivable; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour, any general wage or salary increase, or any additional benefits of any kind or nature; (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $5,000 individually or in the aggregate or (2) accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than Excluded Assets distributed to the Shareholders as set forth on Exhibit 3.1(e)(ii) and other than payment to the Shareholders of the proportionate monthly amount of (1) their respective normal annualized salaries due and payable during such period or (2) rent due under pre-existing real property leases between the Company and a Shareholder which are disclosed on Exhibit 3.1(g)(i)(B)); or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I).

                           (iii) Exhibit 3.1(e)(iii) lists all customer
contracts entered into by the Company, by month, during the six-month period from September, 1999 through February, 2000 and the current status of each such contract.

                  (f) Tax Matters.

                           (i) The Company has filed all Tax Returns that are
required to have been filed prior to the Closing Date. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (ii) The Company has withheld and paid all Taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                           (iii) To the best knowledge of the Shareholders,
there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1993.

                           (iv) The Company has not waived any statute of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (v) Neither the Company nor any of its shareholders
has ever filed (A) an election pursuant to Section 1362 of the Code that the Company be taxed as an "S" corporation, except as set forth on Exhibit 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                           (vi) Exhibit 3.1(f)(vi) sets forth to the extent
practicable the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the Acquired Assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Company.

                           (vii) The amount of the Excluded Liabilities exceeds
the fair market value of the Excluded Assets.

                  (g) Assets and Properties.

                           (i) The Company has good and marketable title to, or
a valid leasehold interest or interest as a licensee in, the properties and assets used or held for use by it in the Retained Operations. Exhibit 3.1(g)(i)(A) is a list of the fixed assets used in the Retained Operations, which is correct and complete as of the date set forth therein. As of the Closing, all of the Acquired Assets will be owned by the Company, free and clear of all Encumbrances except for the Retained Liabilities. The Company has not entered into any contract or made any commitment to sell all or any part of the Acquired Assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the business and operations of the Company, consistent with historical and current practices, other than the Excluded Assets. The Company owns or leases all equipment and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Company's operations has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). All leases of real property between the Company and any shareholder, officer or director or any relative or affiliate thereof are on fair market terms (including rent at fair market value). None of the Shareholders, nor any relative or affiliate thereof, own any asset, tangible or intangible, which is used in the business of the Company, other than real property leased to the Company at fair market value pursuant to leases set forth on Exhibit 3.1(g)(i)(B).

                           (ii) The Premises constitute all of the real
property, buildings and improvements used by the Company in its business. To the best knowledge of the Shareholders, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to its operations or its owned or leased properties.

                           (iii) No party to any lease with respect to any
Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

                  (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h) is a correct and complete list setting forth the following items:

                           (i) the following contracts and other agreements in
effect as of the Closing Date to which the Company is a party:

                                    (A) any agreement (or group of related
agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                                    (B) any agreement pursuant to which the
Company, or any of the Shareholders on behalf of the Company, has made a deposit in an amount greater than $5,000;

                                    (C) any agreement (or group of related
agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company or involve consideration in excess of $10,000;

                                    (D) any agreement concerning a partnership
or joint venture;

                                    (E) any agreement (or group of related
agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                                    (F) any agreement concerning confidentiality
or noncompetition;

                                    (G) any agreement with any of its
shareholders or any relative or affiliate thereof (other than the Company);

                                    (H) any profit sharing, stock option, stock
purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                                    (I) any collective bargaining agreement;

                                    (J) any agreement for the employment of any
individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                                    (K) any agreement under which the Company
has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                                    (L) any agreement obligating the Company to
meet another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                                    (M) any agreement under which the
consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company; or

                                    (N) any other agreement (or group of related
agreements) the performance of which involves consideration in excess of $10,000.

                           (ii) All material claims, deposits, causes of action,
choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

                           (iii) All material franchises, approvals, Permits,
licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

                           (iv) Each item of Intellectual Property owned by the
Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

                           (v) The name of each bank or other financial
institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

         Except for agreements relating to the Excluded Assets and the Excluded Liabilities, the Shareholders have delivered to PentaStar a correct and complete copy of each written agreement and, to the best of the Shareholders' knowledge, a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h)(i). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect;
(B) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholders, any other party is in breach or default, and, to the best knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

                  (i) Litigation; Compliance with Applicable Laws and Rights.

                           (i) There is no outstanding Order against, nor,
except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Shareholders, threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement, nor is there any basis for any such action.

                           (ii) To the best knowledge of the Shareholders,
except as set forth on Exhibit 3.1(i)(ii), neither the Company nor the Company's assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Shareholders, threatened against the Company alleging any such violation.

                  (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company arose and will arise from bona fide transactions by the Company in the ordinary course of business and are valid receivables with trade customers subject to no setoffs or counterclaims (other than the rights of U.S. West under applicable contracts to charge back to the Company amounts previously paid or accrued upon cancellation of service within specified periods).

                  (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. No service or product sold, leased, provided or delivered in connection with the Retained Operations by the Company to customers on or prior to the Closing is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company since December 31, 1995, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on
Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

                  (l) Insurance. The Company has policies of insurance (i) covering risk of loss on the Acquired Assets and (ii) covering products liability and liability for fire, property damage, personal injury and workers' compensation coverage all, to the best knowledge of the Shareholders, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies will remain in full force and effect until the Closing Date. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Shareholders, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and will be paid on such policies through the Closing Date. The Company has been covered during the five years prior to the date of this Agreement by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made during such five-year period with respect to any insurance coverage of the Company, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l).

                  (m) Pension and Employee Benefit Matters.

                           (i) Exhibit 3.1(m)(i) lists each Employee Benefit
Plan that is an Employee Welfare Benefit Plan (the "Company Welfare Plans"). As of the Closing Date and for the preceding three years, neither the Company nor any ERISA Affiliate has sponsored, maintained, contributed to, or has had any obligation under any Employee Benefit Plan, other than the Company Welfare Plans. Correct and complete copies of each Company Welfare Plan have been delivered to PentaStar by the Shareholders.

                           (ii) Each Company Welfare Plan has been maintained
and administered in substantial compliance with its terms and with all applicable Legal Requirements.

                           (iii) Exhibit 3.1(m)(iii) lists each employment,
severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, reduced interest or interest free loans, mortgages, relocation assistance or post-retirement insurance, compensation or other benefits that: (A) is not an Employee Benefit Plan; (B) is entered into, maintained or contributed to, by the Company; and (C) covers any employee or former employee of the Company or any relative thereof. Such contracts, plans and arrangements as are described in this Section 3.1(m)(iii), are hereinafter referred to collectively as the "Benefit Arrangements." Copies and descriptions (including descriptions of the number and employment classifications of employees covered by each such Benefit Arrangement) have been delivered by the Shareholders to PentaStar and attached hereto as part of Exhibit 3.1(m)(iii). Each Benefit Arrangement has been maintained and administered in substantial compliance with its terms and with the requirements prescribed by any and all Legal Requirements that are applicable to each such Benefit Arrangement.

                           (iv) No Company Welfare Plan is maintained in
connection with any trust described in Section 501(c)(9) of the Code.

                           (v) There have been no prohibited transactions with
respect to any Company Welfare Plan. No "Fiduciary" (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Welfare Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Company Welfare Plan (other than routine claims for benefits) is pending or, to the best knowledge of the Shareholders is threatened. None of the Shareholders has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

                           (vi) The Company does not maintain and has never
maintained nor contributes, or ever has contributed, or ever has been required to contribute, to any Company Welfare Plan providing health or medical benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B). No condition exists that would prevent the Company from amending or terminating any Company Welfare Plan or Benefit Arrangement providing health or medical benefits in respect of any active or retired employees of the Company.

                           (vii) Any Company Welfare Plan that is a "group
health plan" (as defined in Code Section 5000(b)(l)) has been administered in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B and nothing done or omitted to be done in connection with the maintenance or administration of any Company Welfare Plan that is a "group health plan" has made or will make the Company subject to any liability under Title I of ERISA, excise Tax Liability under Code Section 4980B or has resulted or will result in any loss of income exclusion for a participant under Code Sections 105(h) or 106.

                           (viii) There is no contract, agreement, plan or
arrangement covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(a)(l) of the Code.

                           (ix) The Company has made, before the date of this
Agreement, all required contributions and premium payments under each Company Welfare Plan and Benefit Arrangement for all completed fiscal years including contributions that may not by law have otherwise been required to be made until the due date for filing the Tax Return for any completed fiscal year.

                  (n) Employees and Labor.

                           (i) The Company has not received any notice, nor, to
the best knowledge of the Shareholders, is there any reason to believe that any Key Employee of the Company or any group of employees of the Company has any plans to terminate his, her or its employment with the Company. To the best knowledge of the Shareholders, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of the Company prior to the Closing Date and, if such person becomes an employee of PentaStar, to the affairs of PentaStar after the Closing Date. The Company will not be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. Except as described on Exhibit 3.1(n)(i), the Company does not have any labor relations problems or disputes, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company is not a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company.

                           (ii) Exhibit 3.1(n)(ii) lists (A) the name of each
salesperson (whether such salesperson was an employee or independent contractor) of the Company who has left the employment of the Company in the twelve-month period prior to the date of this Agreement, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company during the twelve-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

                  (o) Customer and Service Provider Relationships. Exhibit 3.1(o)(i)(A) lists each customer that individually or with its affiliates was, based on the Company's revenues during the fiscal year ended December 31, 1999, one of the Company's ten largest customers during such fiscal year or accounted for 2% or more of the Company's revenues during such fiscal year (the "Principal Customers").

Exhibit 3.1(o)(i)(B) lists each Person who is a service provider to the Company's customers as of the date of this Agreement (the "Principal Providers"). The Company has good commercial working relationships with its Principal Customers and Principal Providers and since December 31, 1999, no Principal Customer or Principal Provider has cancelled or otherwise terminated its relationship with the Company, materially decreased its purchases from or services supplied to the Company's customers, or, to the knowledge of the Shareholders, threatened to take any such action. The Shareholders have no basis to anticipate any problems with the Company's relationships with its Principal Customers or Principal Service Providers. To the best knowledge of the Shareholders, no Principal Customer or Principal Provider has any plans to terminate their relationship with the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect the relationship of the Company with any Principal Customer or Principal Provider prior to the Closing Date or of PentaStar with any Principal Customer or Principal Provider after the Closing Date.

                  (p) Environmental Matters. The Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated the Premises and all other real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. To the best knowledge of the Shareholders, the Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

                  (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on
Exhibit 3.1(h). To the best knowledge of the Shareholders, (i) the continued operation of the business of the Company as currently conducted will not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person and (ii) no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor, to the best knowledge of the Shareholders, any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Company's business. No claims are pending or, to the knowledge of the Shareholders, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Shareholders, all of the Intellectual Property that is owned by the Company and is included in the Acquired Assets is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or material diminution of any Intellectual Property or rights in Intellectual Property.

                  (r) Year 2000 Warranty. To the best knowledge of the Shareholders, the computer software owned by the Company and all other Intellectual Property used or held for use by the Company in its business accurately processes date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholders and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (i) developed or (ii) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

                  (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), the Company does not have, and will not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  (t) Guaranties. The Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company.

                  (u) Disclosure. None of the documents or information provided to PentaStar by the Company, any Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Sections 3.1 and 3.2 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the business, condition, affairs or operations of the Company or any of its properties or assets which has not been set forth in this Agreement or such Exhibits, including such financial statements.

                  Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Shareholders acknowledge and agree that the fact that they have made disclosures pursuant to Section 3.1 or 3.2 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar shall not relieve the Shareholders of their obligation pursuant to
Section 7 of this Agreement to indemnify and hold PentaStar harmless from all Adverse Consequences.

         3.2. Representations, Warranties and Agreements of Each Shareholder.

                  (a) Investment Representations. Each Shareholder, severally but not jointly, represents and warrants to PentaStar that the following statements are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.2(a)): (i) such Shareholder is acquiring the shares of PentaStar Common Stock to be issued to such Shareholder pursuant to the Transaction (the "PentaStar Shares") for such Shareholder's own account and not on behalf of any other

Person; (ii) such Shareholder is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (iii) such Shareholder has been furnished all information that such Shareholder deems necessary to enable such Shareholder to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.2(a)(ii); (iv) such Shareholder has had a reasonable opportunity to ask questions of and receive truthful answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.2(a)(ii), and all such questions, if any, have been answered to the full satisfaction of such Shareholder; (v) no Person other than such Shareholder has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from such Shareholder; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from such Shareholder; (vi) such Shareholder has such knowledge and experience in financial and business matters (including knowledge and experience in the business and proposed business of PentaStar) that such Shareholder is capable of evaluating the merits and risks involved in an investment in the PentaStar Share and such Shareholder is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment;
(vii) such Shareholder has adequate means of providing for such Shareholder's current needs, has no need for liquidity in the PentaStar Shares and has no reason to anticipate any material change in such Shareholder's financial condition for the foreseeable future; (viii) such Shareholder is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that such Shareholder will realize any gain from this investment, and that such Shareholder could lose the total amount of its investment; (ix) such Shareholder understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (x) such Shareholder is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise;
(xi) except as set forth herein, no representations or warranties have been made to such Shareholder by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction such Shareholder is not relying upon any information, other than from the results of independent investigation by such Shareholder; (xii) such Shareholder understands that the PentaStar Shares are being offered to such Shareholder in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Shareholder set forth herein in order to determine the applicability of such exemptions; and (xiii) such Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Exhibit 3.2(a)(xi) sets forth each Shareholder's state of residency.

         All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.9:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A

REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                  (b) In the event that any Shareholder wishes to transfer any PentaStar Shares pursuant to exemptions from the registration requirements of federal and state securities laws, the Company agrees, at its expense, to cause its counsel to review the proposed transaction and, if such counsel believes that exemptions are available for the transaction, to render the opinion necessary to satisfy the opinion requirement of Section 3.2(a).

                  (c) Each Shareholder hereby approves the Merger in his capacity as a shareholder of the Company and this Agreement shall be deemed a unanimous written consent of the Shareholders approving the Merger pursuant to Sections 10-704 and 10-1103 of the Arizona Revised Statutes. Each Shareholder hereby acknowledges receipt of a copy of Sections 10-1301 through 10-1331 of the Arizona Revised Statutes and waives any right such Shareholder may have to dissent from the Merger pursuant to Section 10-1302 of the Arizona Revised Statutes.

         3.3. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Shareholders that the statements contained in this Section
3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3.3).

                  (a) Organization, Good Standing, Power, Etc. PentaStar is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the businesses conducted by it or the properties owned, leased or operated by it make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action of PentaStar. PentaStar has full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements and this Agreement constitutes, and the Other PentaStar Agreements will when executed and delivered constitute, the legal, valid and binding obligations of PentaStar and shall be lawful and enforceable in accordance with their respective terms against PentaStar.

                  (b) Capitalization.

                           (i) The authorized, issued and outstanding shares of
the capital stock of PentaStar are as set forth on Exhibit 3.3(b)(i).

                           (ii) At the time of issuance thereof and delivery to
the Shareholders, the PentaStar Shares to be delivered to the Shareholders pursuant to this Agreement will be duly authorized and validly issued shares of PentaStar's Common Stock, and will be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those restrictions and obligations arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which such Shareholder is a party.

                  (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby will not (i) violate any Legal Requirement to which PentaStar is subject, including any applicable state or federal securities laws, or any provision of the certificate of incorporation or bylaws of PentaStar or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar is a party or by which PentaStar or any of its assets and properties is bound or subject. Except for notices and consents that will be given or obtained by PentaStar prior to the Closing, PentaStar need not give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         3.4. Survival of Representations. The representations and warranties contained in Sections 3.1, 3.2 and 3.3 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for four years, except that the Liabilities of the Shareholders with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(m), 3.1(p), 3.1(q) and 3.1(u) and
3.2 and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.3(a), 3.3(b) and 3.3(c), shall survive without termination.

         3.5. Representations as to Knowledge. The representations and warranties contained in Article 3 hereof will in each and every case where an exercise of discretion or a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith after reasonable investigation (including, in the case of the Shareholders, inquiry of the applicable employees of the Company), with due diligence, to the best efforts of such party and be exercised always in a reasonable manner and within reasonable times.

4.0 Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         4.1. General. Each of the parties will use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Shareholders will, and will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

         4.2. Operation and Preservation of Business. The Shareholders will not cause or permit the Company to engage in any practice, take any action or enter into any transaction outside the ordinary course of its business; provided, however, that in no event will any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of any Shareholder. The Shareholders will cause the Company to keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, lessors, licensors and employees, intact.

         4.3. Full Access. The Shareholders will cause the Company to permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

         4.4. Notice of Developments. The Shareholders will give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the business, assets, Liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, will be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         4.5. Exclusivity. No Shareholder will, and the Shareholders will not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets (other than the Excluded Assets) of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Shareholder will vote shares of the Company's stock in favor of any such transaction. The Shareholders will notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither any Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except (and only to the extent) previously publicly announced by PentaStar or to obtain consents required by this Agreement or as required in connection with any litigation in which the Company is involved. Further, neither any Shareholder nor the Company shall violate the United States securities laws which restrict each Shareholder and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

         4.7. Excluded Liabilities. On or prior to the Closing Date, the Shareholders shall pay or shall cause the Company to pay in full all Excluded Liabilities (other than rent not yet due and payable under the Premises Lease) that existed as of the Effective Date. Effective as of immediately prior to the Closing Date, the Shareholders hereby jointly and severally assume and agree to pay and perform all Excluded Liabilities, without further action by the Shareholders, the Company or any other Person.

         4.8. Distribution of Excluded Assets. Prior to the Closing Date, the Shareholders shall cause the Company to distribute to the Shareholders the Excluded Assets.

         4.9. Taxes On Distribution. Any and all Taxes attributable to the assumption of the Excluded Liabilities under Section 4.7 or to the distribution of the Excluded Assets under Section 4.8, and to any prior distribution or dividend of assets, including, without limitation, any recognition by the Company of taxable income or gain with respect to the distribution or dividend of the Excluded Assets or any prior distribution or dividend of assets, shall be paid in full by the Shareholders and neither the Company nor PentaStar shall have any Liability with respect thereto.

5.0 Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

         5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

         5.2. Transition. No Shareholder will take any action at any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company in the Retained Operations from establishing or continuing a business relationship with PentaStar after the Closing.

         5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any of the Acquired Assets or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

         5.4. Confidentiality. The Shareholders will treat and hold as confidential all Confidential Information concerning PentaStar, the Company's business or the Acquired Assets, refrain from using any such Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession. PentaStar will treat and hold as confidential all Confidential Information concerning the Excluded Operations, refrain from using any such Confidential Information and deliver promptly to the Shareholders or destroy, at the request and option of the Shareholders, all of such Confidential Information in its or their possession.

         5.5. Post-Closing Announcements. Following the Closing, no Shareholder will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of PentaStar.

         5.6. Financial Statements. The Shareholders will, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Shareholders. The Shareholders acknowledge that PentaStar may be required by applicable law to include audited financial statements with respect to the business of the Company in reports filed with governmental agencies and that the inability to audit the financial statements as of the Closing Date promptly after the Closing could have a material adverse effect on PentaStar.

         5.7. Satisfaction of Liabilities.

                  (a) Following the Closing, the Shareholders will pay promptly when due any Excluded Liabilities not previously paid and any Taxes attributable to the transactions contemplated by this Agreement.

                  (b) The Shareholders, at their expense, promptly will take or cause to be taken any action necessary to remedy any failure of the Premises or the acquired business to comply at the Closing Date with any Legal Requirement, upon receipt of notice from PentaStar at any time.

                  (c) PentaStar will pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by PentaStar), the Retained Liabilities.

         5.8. Termination of Obligations. Effective as of the Closing Date, PentaStar shall not have any Liability to any Shareholder or any relative or affiliate thereof or of the Company, except as otherwise provided in this Agreement or in an Other Seller Agreement or in any other written agreement entered into on or after the Closing Date. Effective as of the Closing Date, the Shareholders shall not have any Liability to PentaStar, except as otherwise provided in this Agreement, in an Other Seller Agreement or in any other written agreement entered into on or after the Closing Date.

         5.9. Transfer Restrictions. Unless otherwise agreed by PentaStar, except for transfers by a Shareholder to (a) immediate family members of such Shareholder who agree to be bound by the restrictions set forth in this Section
5.9 (and a copy of such agreement is furnished to PentaStar prior to the transfer), (b) trusts, limited partnerships or other estate planning entities for the benefit of such Shareholder or family members of such Shareholder, the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity of which agree to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), or (c) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code and such organization agrees to be bound by such restrictions (and a copy of such agreement is furnished to PentaStar prior to the transfer), each Shareholder agrees that such Shareholder will not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by such Shareholder as part of the Purchase Price. Thereafter, up to 33.33% of the PentaStar Shares received as part of the Purchase Price by such Shareholder may be resold at any time, and an additional 16.67% of the PentaStar Shares received as part of the Purchase Price by the Shareholder may be resold by the Shareholder beginning 24 months after the Closing. Any remaining PentaStar Shares may not be sold until the earlier to occur of (x) sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding equity securities of the surviving or resulting entity) or (y) October 26, 2004. Certificates for the PentaStar Shares delivered to the Shareholder pursuant to the Agreement will bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF JANUARY 1, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, THE SHAREHOLDERS OF PARTEL, INC. AND PARTEL, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

         PentaStar shall issue separate certificates to the Shareholder representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.9.

         The restrictions set forth along in this Section 5.9 shall be in addition to any restrictions on transfer imposed by the Securities Act and applicable state securities laws set forth in Section 3.2 and otherwise required by law. Each Shareholder also agrees to comply with such restrictions.

         5.10. Collection of Excluded Receivables. The Excluded Assets include all payments received by the Company or PentaStar on or after the Effective Date in respect of Effective Date Orders, to the extent and only to the extent that the total amount of such payments received by the Company or PentaStar on or after the Effective Date exceeds $750,000 (such excess, the "Excluded Receivables"). From and after the Closing Date, PentaStar shall continue to bill and collect the Excluded Receivables on behalf of the Shareholders in accordance with its normal billing and collection practices, but shall not be required to institute any suit or other proceeding to collect any Excluded Receivables. PentaStar shall have no liability to the Shareholders if any Excluded Receivable is not collected. Upon receipt of any payment in respect of an Excluded Receivable, PentaStar shall pay, on behalf of the Shareholders, any commission due from such payment and shall remit to the Shareholders' Agent 80% of the amount remaining after such commission is paid. The other 20% shall be retained by PentaStar as a fee for the billing and collection services provided under this Section 5.10. Payments to the Shareholders hereunder shall be made within 60 days after the end of each calendar quarter in respect of payments received during the quarter and shall be accompanied by a written calculation of the amount due to the Shareholders. PentaStar shall be entitled to be reimbursed for any costs it incurs in collecting any Excluded Receivables or in fulfilling any condition to the right to receive payment of any Excluded Receivable and may offset such costs against any amount owing to the Shareholders.

         5.11. Tax Returns. The Shareholders shall be responsible for the timely filing of the Company's tax returns for the 1999 tax year and the short tax year from the Effective Date through the Closing Date and for the timely payment of all income or other taxes relating to those periods. PentaStar will make the books and records of the Company available to the Shareholders as required for the preparation of such returns or for any subsequent audit or examination of any tax return of the Company for any period ending with or prior to the Closing Date. PentaStar shall notify the Shareholders' Agent of any inquiry, audit or examination of which PentaStar receives notice relating to the Company's tax returns for any period ending with or prior to the Closing Date and the Shareholders' Agent shall have the right to control the defense and settlement of any such inquiry, audit or examination. PentaStar shall not file any amended return for the Company for any period ending with or prior to the Closing Date without the consent of the Shareholders' Agent, unless required to do so by applicable law. The Shareholders shall afford PentaStar a reasonable opportunity to review any new or amended tax return for the Company filed by them hereunder and shall not make any election or take any other action on any such return that would increase the tax liability of the Company for periods after the Closing Date.

         5.12. Defense of Litigation. The pending litigation disclosed on
Exhibit 3.1(i)(i) is included in the Excluded Liabilities. In addition to paying any liability that may be incurred in those suits, the Shareholders shall conduct the defense of those suits and pay all of the costs of the defense. PentaStar shall cooperate with the Shareholders in defending those suits in such reasonable respects as the Shareholders may request, but the Shareholders shall reimburse PentaStar for all expenses incurred in connection therewith.

6. Conditions to Closing.

         6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a each Shareholder's representations and warranties shall be correct and complete as set forth in Section 3.1 and 3.2 at and as of the Closing Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar, which satisfaction shall not be unreasonably withheld by PentaStar;

                  (b the Shareholders shall have performed and complied with all of their covenants hereunder through the Closing;

                  (c the Shareholders shall have given, or caused the Company to give, all notices and shall have procured, or caused the Company to procure, all of the third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, including the Transaction, all in form and substance satisfactory to PentaStar, which satisfaction shall not be unreasonably withheld by PentaStar;

                  (d no action, suit or proceeding shall be pending before any Governmental Authority or any other Person wherein an Order has been sought that would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of PentaStar to own the Acquired Assets and conduct the Company's business, and no such Order shall be in effect;

                  (e there shall have been no material adverse change in the Company, the Acquired Assets or the Company's business between the date of execution of this Agreement and the Closing;

                  (f the Shareholders shall have delivered to PentaStar (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (f) is satisfied in all respects and (ii) a good standing certificate, dated within 10 days of the Closing, from the Corporation Commission of the State of Arizona.

                  (g the Other Seller Agreements shall have been executed and delivered by the Shareholders, as applicable;

                  (h PentaStar shall have received from counsel to the Shareholders an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to PentaStar dated as of the Closing;

                  (i PentaStar shall have completed its due diligence with respect to the Company with results satisfactory to PentaStar;

                  (j PentaStar shall have received from the Shareholders evidence of the termination of all Encumbrances filed against the Acquired Assets;

                  (k PentaStar shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

                  (l stock certificates representing the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, shall have been delivered by the Shareholders to PentaStar;

                  (m the Shareholders shall have delivered to PentaStar possession and control of the Company and the Acquired Assets, including, without limitation, all stock certificate books, minute books, corporate seals, and all other corporate and financial records of the Company (except for records relating to the Excluded Operations); and

                  (n the Shareholders shall have delivered, or caused the Company to deliver, to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar, which satisfaction shall not be unreasonably withheld.

PentaStar may waive any condition specified in this Section 6.1 at or prior to the Closing.

         6.2. Conditions to Obligation of the Shareholders. The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

                  (a PentaStar's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing;

                  (b PentaStar shall have performed and complied with all of its covenants hereunder through the Closing Date;

                  (c PentaStar shall have delivered to the Shareholders a certificate to the effect that each of the conditions specified above in Sections 6.2(a) and (b) is satisfied in all respects;

                  (d the Other PentaStar Agreements shall have been executed and delivered by PentaStar;

                  (e the Shareholders shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(e), addressed to the Shareholders and dated as of the Closing; and

                  (f PentaStar shall have paid and issued the portion of the Purchase Price due at the Closing pursuant to Section 2.1.

The Shareholders' Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7. Remedies for Breaches of This Agreement.

         7.1. Indemnification Provisions for Benefit of PentaStar.

                  (a If any Shareholder breaches (or if any Person other than PentaStar alleges facts that, if true, would mean any Shareholder has breached) any of the representations or warranties of any Shareholder contained herein and PentaStar gives notice thereof to the Shareholders' Agent within the Survival Period, or if any Shareholder breaches (or if any Person other than PentaStar alleges facts that, if true, would mean any Shareholder has breached) any covenants of any Shareholder contained herein or any representations, warranties or covenants of any Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholders' Agent, then the Shareholders agree to jointly and severally (except that each Shareholder's Liability with respect to Section 3.2 only shall be several and not joint) indemnify and hold harmless PentaStar from and against any Adverse Consequences PentaStar may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 or 3.2 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Shareholders also agree to jointly and severally indemnify and hold harmless PentaStar from and against any Adverse Consequences PentaStar may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company or any Shareholder not included in the Retained Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or any Shareholder or any predecessor with respect to, or any event or circumstance related to, the Company's, any Shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Excluded Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which any Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists (provided that the obligation of the Shareholders to indemnify against Adverse Consequences arising from the ownership, use or operation of the Excluded Assets shall apply only to such ownership, use or operation prior to the Closing Date, including any failure after the Closing Date to perform any obligation or commitment entered into prior to the Closing Date) and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement; provided, however, that if PentaStar is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Shareholders in that action and have its right to indemnification adjudicated by the court.

                  (b Amounts needed to cover any indemnification claims by PentaStar against any Shareholder during the Escrow Period may be taken by PentaStar out of the Escrow Deposit. At the end of the Escrow Period, amounts of the Escrow Deposit which may reasonably be needed to cover pending indemnification claims made by PentaStar (such amounts to be determined by PentaStar based upon the good faith exercise of its business judgment) shall be retained in the Escrow Account until such claims are resolved, and any excess amount of the Escrow Deposit shall be paid to the Shareholders. For purposes of indemnification claims, each of the shares of PentaStar Common Stock shall be valued at its Fair Market Value as of the date that it is delivered from the Escrow Account. PentaStar and the Shareholders' Agent shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 7.1(b). Any disputes concerning the escrowed property shall be settled by arbitration as provided in this Agreement. PentaStar, on the one hand, and the Shareholders jointly and severally, on the other hand, shall each be responsible for one-half of the fees, charges and expenses payable to the Escrow Agent pursuant to the Escrow Agreement. Nothing in this Section 7.1(b) shall be construed to limit PentaStar's right to indemnification to amounts on deposit in the Escrow Account or to require that the Escrow Account first be exhausted before PentaStar may resort to any other remedy available under this Agreement or otherwise. The Shareholders shall have joint and several Liability for all amounts needed to cover indemnification claims, which amounts shall be paid directly to PentaStar.

                  (c During the time that any PentaStar Shares are held in the Escrow Deposit, the Shareholder who deposited such shares shall have the right to vote such shares and shall have the economic benefit of any dividends paid on such shares. All such dividends shall be retained in the Escrow Deposit and shall be available for the payment of indemnification claims under Section 7.1(b). In the event that PentaStar proposes to take any shares from the Escrow Deposit to satisfy an indemnification claim, the Shareholders shall have the right, in their sole discretion, to pay to the Escrow Agent an amount of cash equal to the Fair Market Value of the shares proposed to be taken, determined as of the date such payment is made, and receive from the Escrow Agent certificates representing such shares. If the Shareholders exercise that right, PentaStar and the Shareholders' Agent shall execute joint written instructions to the Escrow Agent to deliver the cash so paid to PentaStar and to transfer the appropriate number of shares of PentaStar Common Stock to the Shareholders. If the Shareholders do not exercise that right, PentaStar may nonetheless require the Shareholders to substitute cash for the shares to be taken from the Escrow Deposit if, in the good faith opinion of PentaStar, based on advice of counsel, the taking of shares from the Escrow Deposit would cause the Purchase Price, taken as a whole, not to comply with the continuity of interest test for a tax-free reorganization under Section 368 of the Code. For that purpose, the parties agree that, under current law, such continuity of interest test would not require that the PentaStar Shares constitute more than half of the total Purchase Price, after all adjustments, and taking into account the distribution of the Excluded Assets, the assumption of the Excluded Liabilities and any re-acquisition by PentaStar of any of the PentaStar Shares.

                  (d Notwithstanding any other provision of this Agreement, the Shareholders shall not be liable for any tax assessed as a result of PentaStar transactions occurring on or after the Closing Date or for any failure by PentaStar to publish notice of the Merger or file an affidavit of such publication as required by Arizona law.

         7.2. Indemnification Provisions for Benefit of the Shareholders. If PentaStar breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholders' Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar breaches (or if any Person other than a Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its covenants contained herein or any of its representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholders' Agent gives notice thereof to PentaStar, then PentaStar agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences the Shareholders may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.3 and in determining the amount of Adverse Consequences suffered by the Shareholders for purposes of this
Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. PentaStar also agrees to indemnify and hold harmless the Shareholders from and against any Adverse Consequences they may suffer which result from, arise out of, relate to or are caused by (i) any of the Retained Liabilities or (ii) any act or omission of PentaStar with respect to, or any event or circumstance related to, PentaStar's ownership, use or operation of the Acquired Assets or the conduct of the Retained Operations after the Closing Date; provided, however, that such Adverse Consequences shall not include any decline in value of the PentaStar Shares, any failure to achieve all or any portion of an Earn-Out Amount that the Shareholders may anticipate at the time this Agreement is entered into or any failure by any Shareholder to earn any bonus or other compensation under any employment arrangement with PentaStar. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement; provided, however, that any Shareholder is sued in an action relating in whole or in part to a claim against which he or she is or may be entitled to indemnification hereunder, he or she may, at its option, join PentaStar in that action and have his or her right to indemnification adjudicated by the court.

         7.3. Matters Involving Third Parties.

                  (a If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the

Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

                  (c So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

         7.4. Right of Offset. PentaStar will have the right to offset any Adverse Consequences it may suffer or any other amounts due to it hereunder against any amounts payable or shares of PentaStar Common Stock issued or to be issued pursuant to this Agreement or any Other Seller Agreement to any Shareholder or any relative or affiliate of any Shareholder at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, such shares shall be valued at their Fair Market Value as of the date that the set-off is effected by PentaStar.

         7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8. Termination.

         8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

                  (a PentaStar and the Shareholders' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b PentaStar may terminate this Agreement by giving written notice to the Shareholders' Agent at any time prior to the Closing (i) in the event any Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholders' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before April 15, 2000 because of the failure of any condition precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way); or

                  (c the Shareholders' Agent may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) if PentaStar has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholders' Agent has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before April 15, 2000 because of the failure of any condition precedent to the Shareholders' obligations to consummate the Closing (unless the failure results primarily from any Shareholder breaching any representation, warranty or covenant contained in this Agreement in any material way).

         8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 will in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law.

         8.3. Confidentiality. If this Agreement is terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby, except to the extent that disclosure is required by applicable law.

9. Miscellaneous.

         9.1. No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         9.3. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Shareholder may assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of PentaStar. PentaStar may assign its rights and obligations hereunder as permitted by law, including, without limitation, to any debt or equity financing source.

         9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures will be treated as original signatures for all purposes.

         9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

         9.6. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

         If to any
         Shareholder:                       Copy to:

         Addressed to the                   John H. Messing, P.C.
         Shareholders' Agent at:            1661 N. Swan Road, Suite 312
                                            Tucson, Arizona 85712
         Par.com, Inc.                      Telecopy: (520) 325-1087
         1141 West Grant Road, Suite 100
         Tucson, Arizona 85705
         Telecopy: (520) 623-6010

         If to PentaStar:                   Copy to:

         PentaStar Communications, Inc.     Sherman & Howard L.L.C.
         1522 Blake Street                  633 Seventeenth Street, Suite 3000
         Denver, Colorado  80202            Denver, Colorado  80202
         Attn: Chief Executive Officer      Attn:  B. Scott Pullara
         Telecopy:  (303) 825-4402          Telecopy:  (303) 298-0940

Notices will be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         9.7. Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholders' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

         9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         9.10. Expenses. Except as otherwise provided in Section 8.2 (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Shareholders will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company prior to the Closing or by any Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided, however, that prior to the Closing Date the Company may use any cash to pay Seller Transaction Expenses.

         9.11. Arbitration. Except as provided in Sections 7.1(a) and 7.2(a), any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholders' Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement will be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration or action, the arbitrator or court may allocate the costs incurred by all parties on a basis it deems appropriate.

         9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" will mean including without limitation. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

         9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

         9.14. Shareholders' Agent. Each Shareholder hereby authorizes and appoints the Shareholders' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which any Shareholder may assert, or have the right to assert, against PentaStar, or (ii) any claims which PentaStar may assert, or have the right to assert, against any Shareholder. The Shareholders' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholders' Agent has been substituted as agent of the Shareholders by reason of his death, disability or resignation, PentaStar shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholders' Agent with respect to the matters covered by this Section
9.14. No Shareholder shall act with respect to any of the matters which are the subject of this Agreement except through the Shareholders' Agent. The Shareholders acknowledge and agree that PentaStar may deal exclusively with the Shareholders' Agent in respect of such matters, that the enforceability of this
Section 9.14 is material to PentaStar, and that PentaStar has relied upon the enforceability of this Section 9.14 in entering into this Agreement.





                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PENTASTAR:

                                   PENTASTAR COMMUNICATIONS, INC.

                                   By: /s/ Craig J. Zoellner
                                       -----------------------------------------
                                   Name: Craig J. Zoellner
                                         ---------------------------------------
                                   Title: Vice President
                                          --------------------------------------

                                   COMPANY:

                                   PARTEL, INC.

                                   By: /s/ S. Parisi
                                       -----------------------------------------
                                           Salvatore Parisi, Secretary Treasurer

                                   SHAREHOLDERS:

                                   /s/ S. Parisi
                                   ---------------------------------------------
                                   Salvatore Parisi

                                   /s/ Antoinette Parisi
                                   ---------------------------------------------
                                   Antoinette Parisi

                                   /s/ Paul Parisi
                                   ---------------------------------------------
                                   Paul Parisi

                                   /s/ Catherine Parisi
                                   ---------------------------------------------
                                   Catherine Parisi

                                   /s/ Kathy Kidd
                                   ---------------------------------------------
                                   Kathy Kidd

                                   /s/ Clayton Kidd
                                   ---------------------------------------------
                                   Clayton Kidd

                                   /s/ Linda M. Patterson
                                   ---------------------------------------------
                                   Linda M. Patterson


                               Exhibit 1.1(a) - 1

                                  DEFINED TERMS


              Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company, including cash and cash equivalents, but excluding the Excluded Assets.

              Adjustment Financial Statements has the meaning set forth in
Section 2.1(l).

              Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence. The amount of Adverse Consequences shall be reduced by any state or federal income tax savings actually realized by the Person suffering the Adverse Consequences as a result thereof.

              Affiliated Group means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

              Audited Effective Date Balance Sheet has the meaning set forth in
Section 2.1(l).

              Benefit Arrangement has the meaning set forth in Section 3.1(m).

              Business Day means any day on which commercial banks are open for business in Denver, Colorado.

              Cash Portion of the Purchase Price has the meaning set forth in
Section 2.1(k).

              Closing and Closing Date have the meanings given in Section 2.2.

              Closing Shares has the meaning given in Section 2.1(k).

              Code means the Internal Revenue Code of 1986, as amended.

              Company has the meaning given it in Recital A, except that for purposes of Sections 3.1 and 3.2, the term the "Company" shall mean the Company and all of its Subsidiaries.

              Company Increase means the product of (i) the excess, if any, of the Fair Market Value of the PentaStar Common Stock as of the date that the Earn-Out Amount is paid over the Fair Market Value of the PentaStar Common Stock on the Closing Date, multiplied by (ii) the quotient of the Earn-Out Period EBITA divided by the combined pro forma EBITA for the year 2000 of all companies and businesses acquired by PentaStar on or before December 31, 2000. Combined proforma EBITA for the year 2000 shall include a full 12 months of operations for each company and business acquired during 2000, regardless of the time during the year that it was owned by PentaStar. For that purpose, the earnings of any acquired company or business during the portion of the year prior to its acquisition by PentaStar will be adjusted to reflect the elimination of expenses that did not continue after the acquisition (e.g., owners' compensation). If there has


                               Exhibit 1.1(a) - 2
been no increase in the Fair Market Value of the PentaStar Common
Stock between the Closing Date and the date that the Earn-Out Amount is paid, the Company Increase shall be zero.

              Company Shares has the meaning given it in Section 3.1(b)(i).

              Company Welfare Plan has the meaning given it in Section 3.1(m).

              Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

              Earn-Out Amount means the remainder of (i) four times Earn-Out Period EBITA minus (ii) the amount of the total consideration paid by PentaStar at the Closing, as adjusted pursuant to Section 2.1(m), including amounts paid by PentaStar in respect of Excluded Liabilities and including $500,000 as the Fair Market Value of the PentaStar Shares issued at the Closing.

              Earn-Out Financial Statements has the meaning set forth in Section 2(n)(ii).

              Earn-Out Period means the calendar year 2000.

              Earn-Out Period EBITA means the EBITA of the Partel Division for the Earn-Out Period, adjusted as follows:

              (i) If, during the Earn-Out Period the Partel Division recognizes revenues from contracts entered into by the Company or PentaStar prior to November 1, 1999 or after October 31,2000, such revenue shall be excluded from Earn-Out Period EBITA.

              (ii) All revenues recognized on or before March 31, 2001 (based on installation) in respect of contracts entered into by the Company or PentaStar on or after November 1, 1999 and on or before October 31, 2000 shall be included in Earn-Out Period EBITA.

              (iii) Expenses that vary with revenues (such as sales commissions) shall be recognized in the same period as the related revenues are recognized.

              (iv) The compensation paid to Paul Parisi and Linda M. Patterson during the Earn-Out Period shall be adjusted to equal the compensation they would have been paid if the Employment Agreements had been in effect throughout the Earn-Out Period.

              EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP on a basis consistent with PentaStar's historical practice.

              Effective Date has the meaning given it in Section 2.1.

              Effective Date Orders has the meaning given it in Section 3.1(d).


                               Exhibit 1.1(a) - 3

              Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

              Employee Pension Benefit Plan has the meaning set forth in ERISA
Section 3(2).

              Employee Welfare Benefit Plan has the meaning set forth in ERISA
Section 3(1).

              Employment Agreements means the Employment and Noncompetition Agreement between PentaStar and Paul Parisi and the Employment and Noncompetition Agreement between PentaStar and Linda M. Patterson in the forms of Exhibits 1.1(b)(A) and 1.1(b)(B), respectively.

              Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

              Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), as amended.

              ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

              ERISA Affiliate means any entity which is controlled by, or is under common control with, the Company, as determined under ERISA Section 4001(a)(14).

              Escrow Agent means Norwest Bank Colorado, National Association.

              Escrow Agreement means the Escrow Agreement among PentaStar, the Company, the Shareholders and the Escrow Agent in form of Exhibit 1.1(g).

              Escrow Deposit means the Closing Shares deposited with the Escrow Agent, all cash, securities or other property received by any Shareholder or the Escrow Agent in respect of or in exchange for such Closing Shares and all earnings thereon.

              Excluded Assets means the assets of the Company used directly and exclusively in the Excluded Operations and all cash of the Company as of the Closing Date.

              Excluded Liabilities means all Liabilities of the Company other than the Retained Liabilities.

              Excluded Operations means the Company's business of selling and installing telecommunications hardware.

              Excluded Receivables has the meaning set forth in Section 5.10.


                               Exhibit 1.1(a) - 4

              Fair Market Value of the PentaStar Common Stock means, as of any date, the average of the closing prices of the PentaStar Common Stock for the 10 trading days ending two trading days prior to such date, as quoted by Nasdaq. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the low bid and high asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined as provided above, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it on a consistent basis.

              GAAP means generally accepted accounting principles as in effect from time to time in the United States.

              Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

              Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

              Indemnified Party has the meaning set forth in Section 7.3(a).

              Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, business, customer and technical information, and computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

              Key Employee means (a) each employee of the Company other than clerical employees and (b) if any salesperson is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

              Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

              Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).


                               Exhibit 1.1(a) - 5

              Merger has the meaning given it in Section 2.1.

              Net Cash Adjustment shall be determined by (1) crediting to the Shareholders (a) the aggregate amount of expenses incurred by the Company (determined in accordance with GAAP) in connection with the Retained Operations during the period from the Effective Date to the Closing Date to the extent and only to the extent that such accrued expenses were actually paid during such period and (b) without duplication, the aggregate amount of sales commissions actually paid during such period in respect of cash received by the Company during such period relating to the Retained Operations and (2) debiting to the Shareholders the cash receipts of the Company during such period relating to the Retained Operations. If the total credits exceed the total debits, the Net Cash Adjustment shall be positive and 50% of the Net Cash Adjustment shall be added to the $500,000 figures given in the first sentence of Section 2.1(k). If the total debits exceed the total credits, the Net Cash Adjustment shall be negative and 50% of the Net Cash Adjustment shall be subtracted from the $500,000 figures given in the first sentence of Section 2.1(k). For purposes of determining the cash receipts of the Company relating to the Retained Operations, the proceeds of borrowings or investments shall not be counted as cash receipts.

              Noncompetition Agreement means the Noncompetition Agreement among PentaStar and the Shareholders in the form of Exhibit 1.1(d).

              Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

              Other PentaStar Agreements means the Employment Agreements, the Escrow Agreement, the Noncompetition Agreement, the Principal Shareholder's Escrow Agreements and the other documents and instruments to be executed and delivered by PentaStar pursuant to this Agreement.

              Other Seller Agreements means the Employment Agreements, the Escrow Agreement, the Noncompetition Agreement, the Principal Shareholder's Escrow Agreements and other documents and instruments to be executed and delivered by any Shareholder or any relative or affiliate of the Company or of any Shareholder pursuant to this Agreement.

              Partel Division has the meaning set forth in Section 2.1(n)(i).

              PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

              PentaStar Shares has the meaning set forth in Section 3.2(a).

              Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

              Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.


                              Exhibit 3.1(h)(i) - 6

              Premises means the real property, buildings and improvements thereon constituting the business premises of the Company located at 1640 East Elwood Street, #16-18, Phoenix, Arizona 85040.

              Premises Lease means the Lease dated February 24, 1998 between Bedford Property Investors, Inc., as lessor, and the Company, as lessee, pursuant to which the Company leases the Premises.

              Principal Customers has the meaning set forth in Section 3.1(o).

              Principal Providers has the meaning set forth in Section 3.1(o).

              Principal Shareholder's Escrow Agreement means a Principal Shareholder's Escrow and Contingent Stock Agreement between PentaStar and each Shareholder in the form of Exhibit 1.1(e).

              Purchase Price has the meaning given it in Section 2.1(k).

              Retained Liabilities means (a) the obligations of the Company arising after the Effective Date under those contracts which are identified by PentaStar on Exhibit 1.1(f) with respect to the period after the Effective Date,
(b) Liabilities incurred by the Company on or after the Effective Date in the ordinary course of business in connection with the Retained Operations and (c) Liabilities consisting of the obligation to pay sales commissions on the first $750,000 in payments received by the Company or PentaStar on or after the Effective Date in respect of Effective Date Orders, determined, in each case, as of the Closing Date. Retained Liabilities will not include any other Liability. The commissions described in clause (c) of this definition shall be the only commissions in respect of Effective Date Orders that are included in the Retained Liabilities, even though the wording of clause (a) or (b) might otherwise be broad enough to include commissions.

              Retained Operations means all operations of the Company other than the Excluded Operations.

              Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

              Securities Act means the Securities Act of 1933, as amended.

              Seller Transaction Expenses has the meaning set forth in Section 9.10.

              Shareholders has the meaning given it in the preamble to this Agreement.

              Shareholders' Agent means Par.com, Inc., an Arizona corporation (or the substituted agent described in Section 9.14), acting as agent for the Shareholders pursuant to Section 9.14.

              Shares means all of the issued and outstanding capital stock of the Company.

              Sublease has the meaning set forth in Section 2.1(q).


                              Exhibit 3.1(h)(i) - 7

              Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

              Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.4.

              Surviving Corporation has the meaning given it in Section 2.1.

              Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

              Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

              Third Party Claim has the meaning set forth in Section 7.3(a).

              Third Party Products has the meaning set forth in Section 3.1(r).

              Transaction has the meaning given it in Paragraph B of the preamble to this Agreement.


                              Exhibit 3.1(h)(i) - 8